Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
March 15, 2021	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
Centennial Resource Development, Inc.	Los Angeles	Tokyo
1001 Seventeenth Street, Suite 1800	Madrid	Washington, D.C.
Denver, Colorado 80202	Milan

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Centennial Resource Development, Inc., a Delaware corporation (“CDEV”), Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), Atlantic Exploration, LLC, a Delaware limited liability company (“Atlantic”), and Centennial Resource Management, LLC (“CRM,” and together with Atlantic, the “Guarantors”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issue and sale of (i) shares of CDEV’s Class A common stock, $0.0001 par value per share (“Common Stock”), (ii) shares of one or more series of CDEV’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) one or more series of CDEV’s debt securities (collectively, “CDEV Debt Securities”) to be issued under an indenture to be entered into between CDEV, as issuer, and UMB Bank, N.A., as trustee (a form of which is included as Exhibit 4.7 to the Registration Statement) (the “CDEV Base Indenture”), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolutions, supplements or officer’s certificates pertaining to the applicable series of CDEV’s Debt Securities, the “CDEV Applicable Indenture”), (iv) one or more series of CRP’s debt securities (collectively, “CRP Debt Securities” and, together with the CDEV Debt Securities, the “Debt Securities”) to be issued under an indenture to be entered into between CRP, as issuer, and UMB Bank, N.A., as trustee (a form of which is included as Exhibit 4.7 to the Registration Statement) (the “CRP Base Indenture”), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolutions, supplements or officer’s certificates pertaining to the applicable series of CRP Debt Securities, the “CRP Applicable Indenture”), (v) guarantees of the CDEV Debt Securities (“CDEV Guarantees”) by CRP and the Guarantors (the “CDEV Guarantors”), (vi) guarantees

March 15, 2021

of the CRP Debt Securities (“CRP Guarantees” and, together with the CDEV Guarantees, the “Guarantees”) by CDEV and the Guarantors (the “CRP Guarantors”) and (vii) warrants to acquire Common Stock or Preferred Stock (“Warrants”). The Common Stock, Preferred Stock, Debt Securities, Guarantees and Warrants are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of CDEV, CRP and the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, and with respect to the opinions set forth in paragraphs 3 through 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of CDEV, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under CDEV’s Third Amended and Restated Certificate of Incorporation (as it may be amended, the “Certificate of Incorporation”) and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that CDEV will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.

When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and duly authorized by all necessary corporate action of CDEV, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that CDEV will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

March 15, 2021

3.

When the CDEV Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate or limited liability company action of CDEV and, if applicable, the CDEV Guarantors, and when the specific terms of a particular series of CDEV Debt Securities and CDEV Guarantees have been duly established in accordance with the terms of the CDEV Applicable Indenture and duly authorized by all necessary corporate or limited liability company action of CDEV and, if applicable, the CDEV Guarantors, and such CDEV Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the CDEV Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate or limited liability company action, (i) such CDEV Debt Securities will be the legally valid and binding obligations of CDEV, enforceable against CDEV in accordance with their terms, and (ii) such CDEV Guarantees will be the legally valid and binding obligations of the CDEV Guarantors, enforceable against each such CDEV Guarantor in accordance with their terms.

4.

When the CRP Applicable Indenture has been duly authorized, executed and delivered by all necessary limited liability company or corporate action of CRP and, if applicable, the CRP Guarantors, and when the specific terms of a particular series of CRP Debt Securities and CRP Guarantees have been duly established in accordance with the terms of the CRP Applicable Indenture and duly authorized by all necessary limited liability company or corporate action of CRP and, if applicable, the CRP Guarantors, and such CRP Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the CRP Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such limited liability company or corporate action, (i) such CRP Debt Securities will be the legally valid and binding obligations of CRP, enforceable against CRP in accordance with their terms, and (ii) such CRP Guarantees will be the legally valid and binding obligations of the CRP Guarantors, enforceable against each such CRP Guarantor in accordance with their terms.

5.

When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of CDEV, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and duly authorized by all necessary corporate action of CDEV, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of CDEV, enforceable against CDEV in accordance with their terms.

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Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Guarantees, Warrants, the CRP Applicable Indenture, the CDEV Applicable Indenture and warrant agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than CDEV, CRP and the Guarantors, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP